SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 4, 2005


                             PHASE III MEDICAL, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                0-10909                                 22-2343568
         --------------------------------------------------------------
         Commission File Number                        IRS Employer
                                                    Identification No.


     330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK       11747
   ----------------------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)


                                  631-574-4955
                                  ------------
                          Registrant's Telephone Number

                   ___________________________________________
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A

Item 1.01.   Entry into a Material Definitive Agreement.

     Amendment to 2003 Equity Participation Plan; Grant of Options.
     -------------------------------------------------------------

     On May 4, 2005, the Board of Directors (the "Board of Directors") of Phase III Medical, Inc. (the "Company") voted to amend its 2003 Equity Participation Plan (as amended from time to time, the "Plan") to increase the number of shares of common stock, $.001 par value per share, of the Company ("Common Stock") authorized for issuance thereunder from 15,000,000 shares to 50,000,000 shares, subject to approval by the stockholders of the Company (the "Stockholders").

     On May 4, 2005, the Board of Directors also voted to grant the following options under the Plan (collectively, the "Options"), subject to approval of the Stockholders, (i) an option to Mark Weinreb, the Company's Chief Executive Officer, to purchase 4,000,000 shares of Common Stock, with respect to which the option to purchase 2,000,000 shares shall vest immediately upon the date of grant and 1,000,000 shares shall vest on each of the first and second anniversaries of the date of grant; (ii) an option to Robert Aholt, Jr., the Company's Chief Operating Officer, to purchase 1,500,000 shares of Common Stock with respect to which the option to purchase 1,000,000 shares shall vest immediately upon the date of grant and 250,000 shares shall vest on each of the first and second anniversaries of the date of grant; (iii) an option to Wayne Marasco, the Company's Senior Scientific Advisor, to purchase 2,500,000 shares of Common Stock, with respect to which the option to purchase 1,000,000 shares shall vest immediately upon the date of grant and 750,000 shares shall vest on each of the first and second anniversaries of the date of grant; (iv) an option to Catherine Vaczy, the Company's Executive Vice President and General Counsel, to purchase 750,000 shares of Common Stock, with respect to which the option to purchase 375,000 shares shall vest on each of the first and second anniversaries of the date of grant; (v) an option to Marc Palker, the Company's Controller, to purchase 200,000 shares of Common Stock, with respect to which the option to purchase 100,000 shares shall vest on each of the first and second anniversaries of the date of grant; and (vi) an option to Joseph Zuckerman, a non-employee director of the Company, to purchase 1,500,000 shares of Common Stock, with respect to which the option to purchase 1,000,000 shares shall vest immediately upon the date of grant and 250,000 shares shall vest on each of the first and second anniversaries of the date of grant.

     If approved by the Stockholders, each of the Options will have (i) an exercise price equal to $.06 per share; (ii) a net exercise feature pursuant to which the optionee may elect to have the Company reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price; (iii) a reload feature, pursuant to which the optionee will receive, contemporaneously with the payment of the exercise price in shares of Common Stock or in the event of a net exercise, a reload stock option to purchase that number of shares of Common Stock equal to the sum of (a) the number of shares of Common Stock used to exercise the Option (or not issued in the case of a net exercise), and (b) with respect to non-qualified stock options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such non-qualified stock option; and (iv) a change of control provision pursuant to which the Option will automatically vest in its entirety upon a change in control of the Company.


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


     Amendments to Employment Agreements.
     -----------------------------------

     On May 4, 2005, the Board voted to amend the Company's agreements with each of Mark Weinreb, Robert Aholt, Jr. and Wayne Marasco, as described below, subject to approval of the Stockholders.

     Subject to approval of the Stockholders, Mr. Weinreb's employment agreement will be amended to (a) extend the expiration date thereof from February 2006 to December 2008; (b) change Mr. Weinreb's annual base salary of $217,800 (with an increase of 10% per annum) to an annual base salary of $250,000 (with no increase per annum); (c) grant Mr. Weinreb 3,000,000 shares of Common Stock, 1,000,000 shares of which shall vest on each of the date of grant and the first and second anniversaries of the date of grant; (d) amend the severance provision of the existing employment agreement to provide that in the event of termination without cause (subject to certain exceptions), Mr. Weinreb will be entitled to receive a lump sum payment equal to his then base salary and automobile allowance for a period of one year; (e) commencing in August 2006, increase Mr. Weinreb's annual bonus from $20,000 to $25,000; (f) in August 2005, pay Mr. Weinreb $15,000 to cover costs incurred by him on behalf of the Company; and (g) in 2006, provide for the reimbursement of all premiums in an annual aggregate amount of up to $18,000 payable by Mr. Weinreb for life and long term care insurance covering each year during the remainder of the term of his employment. As of May 9, 2005, Mr. Weinreb beneficially owned approximately 5.4% of the then outstanding shares of Common Stock (excluding the Options to purchase 4,000,000 shares of Common Stock granted to Mr. Weinreb by the Board of Directors and the 3,000,000 shares of Common Stock granted to Mr. Weinreb pursuant to his employment agreement, as amended, each subject to approval of the Stockholders, as discussed above).

     Subject to approval of the Stockholders, Mr. Aholt's employment agreement with the Company will be amended to (a) replace the provision of Mr. Aholt's existing employment agreement pursuant to which he is compensated in shares of Common Stock with a provision pursuant to which he will be compensated solely in cash, effective as of September 30, 2005; (b) replace the provision of Mr. Aholt's existing employment agreement pursuant to which his compensation accrues on a monthly and/or quarterly basis with a provision pursuant to which his compensation will be paid in accordance with the Company's normal payroll practices, effective as of September 30, 2005; and (c) provide for a minimum annual bonus of $12,000, payable in January of each year during the term of his employment, commencing in January 2006. As of May 9, 2005, Mr. Aholt beneficially owned approximately 23.1% of the then outstanding shares of Common Stock (excluding the Options to purchase 1,500,000 shares of Common Stock granted to Mr. Aholt by the Board of Directors, subject to approval of the Stockholders, as discussed above).


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


     Subject to approval of the Stockholders, Dr. Marasco's letter agreement with the Company will be amended to (a) extend the term of the letter agreement from August 2007 to August 2008; (b) provide for an annual salary of $110,000, $125,000 and $150,000 for the years ended August 2006, 2007 and 2008, payable in each such year during the term; (c) provide for a minimum annual bonus of $12,000, payable in January of each year during the term, commencing in January 2006; (d) eliminate Dr. Marasco's right under his existing letter agreement to receive 5% of all collected revenues derived from the Company's royalty or other revenue sharing agreements (which right is subject to the limitation that the amount of such additional cash compensation and Dr. Marasco's annual salary do not exceed, in the aggregate, $200,000 per year); and (e) permit Dr. Marasco to begin receiving all accrued but unpaid cash compensation under his letter agreement upon the Company's consummation of any financing, whether equity or otherwise, pursuant to which the Company raises $1,500,000.

     The description of the terms and conditions of the amendments to the agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments, each of which the Company intends to file with the Securities and Exchange Commission following receipt of approval of the Stockholders.


Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

     Amendment to Certificate of Incorporation.
     -----------------------------------------

     On May 4, 2005, the Board of Directors resolved to recommend to the Stockholders that they vote in favor of an amendment to the Company's certificate of incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 250,000,000 shares to 500,000,000 shares.

     Amendments to By-Laws.
     ---------------------

     On May 4, 2005, the Board of Directors resolved to amend the Company's by-laws, effective as of May 4, 2005, to (i) decrease the minimum number of directors of the Company from five to three directors; (ii) clarify that the fiscal year of the Company ends on the 31st day of December (not the 30th day of September) of each year and begins on the first day of January (not on the first day of October) of each year; and (iii) change the date of the annual meeting of stockholders of the Company for the election of directors and for the transaction of such other business as may come before the meeting from the second Tuesday of December of each year to such date, time and place as shall be designated by the Board of Directors.


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


                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PHASE III MEDICAL, INC.



                                           By: /s/ Mark Weinreb
                                               ----------------
                                               Mark Weinreb
                                               President




     Dated: May 10, 2005


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